UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2006

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4635 Boston Lane, Austin, TX 78735

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 12, 2006, Silicon Laboratories Inc. (“Silicon Laboratories”) issued a press release announcing that Russ Brennan, chief financial officer, will take a leave of absence due to persistent health issues related to the treatment of carcinoid cancer diagnosed in 2003.

Paul Walsh, Silicon Laboratories’ corporate controller, has been appointed as interim chief financial officer, effective as of May 12, 2006. Mr. Walsh joined Silicon Laboratories in January 2004 as the director of finance for worldwide operations. He was appointed corporate controller in March 2005. Prior to joining Silicon Laboratories, Mr. Walsh served as site controller for PerkinElmer, Inc. from March 2003 to January 2004. Prior to joining PerkinElmer, Inc., Mr. Walsh served as manufacturing controller for Teradyne, Inc. from July 2001 to March 2003 and as Finance Manager from July 2000 to July 2001. Prior to joining Teradyne, Inc., Mr. Walsh held various finance and planning roles at Analog Devices, Inc. from 1992 to July 2000. Mr. Walsh, age 41, holds a masters of business administration degree from Boston University and a bachelors degree in mechanical engineering from the University of Maine.

The press release announcing the appointment of Mr. Walsh is attached hereto as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99                                    Press Release of Silicon Laboratories Inc. dated May 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC. (Registrant)

May 12, 2006	/s/ Necip Sayiner
Date	Necip Sayiner PRESIDENT AND CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)

EXHIBIT INDEX

Exhibit No.	Description
99	Press release of Silicon Laboratories Inc. dated May 12, 2006.